UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EdtechX Holdings Acquisition Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-227257	83-0570234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o IBIS Capital Limited 22 Soho Square London United Kingdom	W1D 4NS
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 207 070 7080

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered:	each class is to be registered
Units, each consisting of one share of common Stock and one redeemable warrant	The Nasdaq Stock Market LLC

Common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

☒	If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the box.

☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the box.

☐	If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the box.

Securities Act registration statement file number to which this form relates: 333-227257.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and redeemable warrants to purchase shares of common stock of EdtechX Holdings Acquisition Corp. (the “Company”). The description of the units, common stock and redeemable warrants contained under the heading “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333-227257), as filed with the Securities and Exchange Commission on September 10, 2018, as amended from time to time (the “Registration Statement”) to which this Form 8-A relates shall be deemed incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is or are subsequently filed are hereby incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation, included as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227257) filed on September 25, 2018.

4.1	Specimen Unit Certificate, included as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227257) filed on September 25, 2018.

4.2	Specimen Common Stock Certificate, included as an exhibit Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227257) filed on September 25, 2018.

4.3	Specimen Warrant Certificate, included as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227257) filed on September 25, 2018.

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant, included as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227257) filed on September 25, 2018.

4.5	Form of Unit Purchase Option between Chardan Capital Markets, LLC, I-Bankers Securities, Inc. and the Registrant, included as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227257) filed on September 25, 2018.

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant, included as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227257) filed on September 25, 2018.

10.3	Form of Stock Escrow Agreement among Continental Stock Transfer & Trust Company, the Registrant and the initial stockholders, included as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227257) filed on September 25, 2018.

10.5	Form of Registration Rights Agreement among the initial stockholders and the Registrant, included as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227257) filed on September 25, 2018.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2018	EDTECHX HOLDINGS ACQUISITION CORP.

	By:	/s/ Benjamin Vedrenne-Cloquet
Benjamin Vedrenne-Cloquet
Chief Executive Officer

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